EXHIBIT 10.1 - MATERIAL CONTRACT - Small Business Loan Agreement - CIBC
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(C I B C)                                                       Kevin Jones CFP

                                                                January 15, 2002
Mobile Tire Renew Ltd.

Attention: Garry

Dear Sir:

     We, Canadian Imperial Bank of Commerce ("CIBC"), are pleased to establish the following Credits for you, our customer.

                       Credit A: Business Improvement Loan
                       -----------------------------------

Loan Amount:             $50,000.

Purpose:                 Purchase of equipment and truck

Description:             Committed Instalment Loan made under the Canada Small
                         Business Financing Act.

Interest Rate:           Prime Rate plus 3% per year. This rate includes a
                         government fee of 1.25% per year collected by CIBC on behalf of, and paid to, the federal government.

Scheduled Payments:      Unless the BIL has become due and payable under section
                         2.4 of the attached Schedule, you will pay CIBC as follows:

                         60 regular monthly payments of $833-33 each, plus interest. The first/next regular monthly payment is due on Feb 15,2002. The last payment, plus any outstanding principal and interest together with any other amount due under this Agreement, is due on Feb 15, 2007.

Fees: The government administration fee of 2% of the loan amount, collected by CIBC on behalf of, and paid to, the federal government (payable upon first drawdown).

     This is the only fee relating to this BIL; none of the amounts in the "Fees" section below relate to this BIL.


Security:                The following security is required solely for this BIL
                         Credit, in addition to any other security you provide us:

Security Agreement
Chattel Mortgage:        A security interest in/chattel mortgage over all assets
                         purchased with The BIL.




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Insurance:               Acknowledged assignment of fire and other perils
                         insurance on the asset(s) purchased with the BIL, with loss payable to CIBC 1stly.

                                    Security
                                    --------

Security:                The following security is required:

Security Agreement
(GSA): All personal property of the business now owned (which includes among other things inventory, equipment and receivables), and all personal property acquired in the future.

Mobile Tire Renew Ltd.                                          January 15, 2002

Guarantee:               Guarantee from Garry Drisdelle & Joy Sartorelli joint
                         and several in an amount that is limited to $12,500, with Joy Sartorelli receiving independent legal advice.

Insurance:               Acknowledged assignment of fire and other perils
                         insurance on the business assets, with loss payable to CIBC firstly.

                                    Covenants
                                    ---------

Covenants:               You will ensure that:

                         Current Ratio: Your Current Ratio is not at any time less than 1:1.

Debt to Effective Equity Ratio: Your Debt to Effective Equity Ratio does not at any time exceed 2: 1.

                         Dividends and Withdrawals: The total of all dividends' shareholder loan repayments and other capital withdrawals in the current fiscal year will not exceed net income without our prior consent (which consent will not be unreasonably withheld).

                             Reporting Requirements:
                             -----------------------

Reporting Requirements:  (1)  Within 90 days of each fiscal year-end, financial statements for that fiscal year on an review basis.

                         (2) Within 90 days of each fiscal year-end, financial statements from guarantor(s).

                                      Fees
                                      ----

Amendment:               If you require an amendment to this Agreement, there
                         will be a fee of $0.

                                Other Provisions
                                ----------------


Next Scheduled Review
Date:                    December 02,2002

Standard Credit Terms:   The attached Schedule - Standard Credit Terms forms
                         part of this Agreement.





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General:                 You agree that (a) you have read this Agreement
                         (including the Schedule - Standard Credit Terms),
                         (b) CIBC has explained it to you, and (c) you understand it.

     Please indicate your acceptance of these terms by returning a signed copy of this Agreement. If we do not receive a signed copy by Feb 15 2002, then this offer will expire.

                                         Yours truly,

                                         Canadian Imperial Bank of Commerce

                                         by:  /s/ Kevin Jones
                                              ------------------------
                                              Kevin Jones CFP
                                              Business Adviser
                                              Phone no.:  905 270-8752
                                              Fax no.:  905 896-4933


Acknowledgement:         The undersigned certifies that all information provided
                         to CIBC is true, and acknowledges receipt of a copy of this Agreement (including any Schedules referred to above).

                         Accepted this 16 day of January, 2002

                         Mobile Tire Renew Ltd.

                         By:  /s/   Garry Drisdelle
                              -----------------------
                         Name:   Garry L Drisdelle
                                ---------------------
                         Title:   President
                                 --------------------




























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(C I B C)
---------

Schedule - Standard Credit Terms

ARTICLE 1 - GENERAL


Interest Rate. You will pay interest on each Credit at nominal rates per year equal to:

        (a) for the amounts above the Credit Limit of a Credit or a part of a Credit or for amounts that are not paid when due, the Default Interest Rate, and
        (b)     for any other amounts, the rate specified in this Agreement.

1.2 Variable Interest. Each variable interest rate provided for under this Agreement will change automatically, without notice, whenever the Prime Rate or the U.S. Base Rate, as the case may be, changes.

1.3 Payment of Interest. Interest is calculated on the daily balance of the Credit at the end of each day. Interest is due once a month, unless the Agreement states otherwise. Unless you have made other arrangements with us, we will automatically debit your Operating Account for interest amounts owing. If your Operating Account is in overdraft and you do not deposit to the account an amount equal to the monthly interest payment, the effect is that we will be charging interest on overdue interest (which is known as compounding). Unpaid interest continues to compound whether or not we have demanded payment from you or started legal action, or get judgment, against you.

1.4 Default Interest. To determine whether Default Interest is to be charged, the following rules apply:

        (a) Default Interest will be charged on the amount that exceeds the Credit Limit of any particular Credit.
        (b) If there are several parts of a Credit, Default Interest will be charged if the Credit Limit of a particular part is exceeded. For example, if Credit A's limit is $250,000 and the limit of one part is $100,000 and the limit of that part is exceeded by $25,000, Default Interest will be charged on that $25,000 excess, even if the total amount outstanding under Credit A is less than $250,000.

1.5 Fees. You will pay CIBC's fees for each Credit as outlined in the letter. You will also reimburse us for all reasonable fees (including legal fees and out-of-pocket expenses incurred in registering any security, and in enforcing our rights under this Agreement or any security. We will automatically debit your Operating Account for fee amounts owing.

1.6 Our rights re demand Credits. At CIBC, we believe that the banker-customer relationship is based on mutual trust and respect. It is important for us to know all the relevant information (whether good or bad) about your business. CIBC is itself a business. Managing risks and monitoring our customers' ability to repay is critical to us. We can only continue to lend when we feel that we are likely to be repaid. As a result, if you do something that jeopardizes that relationship, or if we no longer feel that you are likely to repay all amounts borrowed, we may have to act. We may decide to act, for example, because of something you have done, information we receive about your business, or changes to the economy that affect your business. Some of the actions that we may decide to take include requiring you to give us more financial information, negotiating a change in the interest rate or fees, or asking you to get further accounting assistance, put more cash into the business, provide more security, or produce a satisfactory business plan. It is important to us that your business succeeds. We may, however, at our discretion, demand immediate repayment of any outstanding amounts under any demand Credit. We may also, at any time and for any cause, cancel the unused portion of any demand Credit. Under normal circumstances, however, we will give you 30 days' notice of any of these actions.

1.7 Payments. If any payment is due on a day other than a Business Day, then the payment is due on the next Business Day.

1.8 Applying money received. If you have not made payments as required by the Agreement, or if you have failed to satisfy any term of this Agreement (or any other agreement you have that relates to this Agreement), or at any time before default but after we have given you the appropriate notice, we may decide how to apply any money that we receive. This means that we may choose which Credit to apply the money against or what mix of principal, interest, fees and overdue amounts within any Credit will be paid.

1.9 Information Requirements. We may from time to time reasonably require you to provide further information about your business. We may require information from you to be in a form acceptable to us.

1.10 Insurance. You will keep all your business assets and property insured (to the full insurable value) against loss or damage by fire and all other risks usual for property such as yours (plus for any other risks we may reasonably require). If we request, these policies will include a loss payee clause (and if you are giving us mortgage security, a mortgage clause). As further security, you assign all insurance proceeds to us. If we ask, you will give us either the policies themselves or adequate evidence of their existence. If your insurance coverage for any reason stops, we may (but do not have to) insure the property. We will automatically debit your Operating Account for these amounts. Finally, you will notify us immediately of any loss or damage to the property.

1.11 Environmental. You will carry on your business, and maintain your assets and property, in accordance with all applicable environmental laws and regulations. If (a) there is any release, deposit, discharge or disposal of pollutants of any sort (collectively a "Discharge") in connection with either your business or your property, and we pay any fines or for any clean-up, or (b) we suffer any loss or damage as a result of any Discharge, you will reimburse CIBC, its directors, officers, employees and agent for any and all losses, damages, fines, costs and other amounts (including amounts spent preparing any necessary environmental assessment or other reports, or defending any lawsuits) that result. If we ask, you will defend any lawsuits, investigations or prosecutions brought against CIBC or any of its directors, officers, employees and agents in connection with any Discharge. Your obligation to us under this section continues even after all Credits have been repaid and this Agreement has terminated.

1.12 Consent to Release Information. We may from time to time give any credit or other information about you to, or receive such information from (a) any financial institution, credit reporting agency, rating agency or credit bureau, (b) and person, firm or corporation with whom you may have or propose to have financial dealings, and (c) any person, firm or corporation in connection with any dealings you have or propose to have with us. You agree that we may use that information to establish and maintain your relationship with us and to offer any services as permitted by law, including services and products offered by our subsidiaries when it is considered that this may be suitable to you.




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1.13    Our Pricing Policy. Fees, interest rates and other charges for your banking arrangements are dependent upon each other. If you decide to cancel any of these arrangements, you will have to pay us an increased or added fees, interest rates and charges we determine and notify you of. These increased or added amounts are effective from the date of the changes that you make.

1.14 Proof of Debt. This Agreement provides the proof, between CIBC and you, of the credit made available to you. There may be times when the type of Credit you have requires you to sign additional documents. Throughout the time that we provide you credit under this Agreement, our loan accounting records will provide complete proof of all terms and conditions of your credit (such as principal loan balances, interest calculations, and payment dates).

1.15 Renewals of this Agreement. This Agreement will remain in effect for your Credits for as long as they remain unchanged. We have shown a Nexy Scheduled Review Date in the letter. If there are no changes to the Credits this Agreement will continue to apply, and you will not need to sign anything further. If there are any changes, we will provide you with either an emending agreement, or a new replacement Letter, for you to sign.

1.16 Confidentiality. The terms of this Agreement are confidential between you and CIBC. You therefore agree not to disclose the contents of this Agreement to anyone except your professional advisors.

1.17 Pre-conditions. You may use the Credits granted to you under this Agreement only if:

        (a) we have received properly signed copies of all documentation that we may require in connection with the operation of your accounts and your ability to borrow and give security;
        (b) all the required security has been received and registered to our satisfaction;
        (c) any special provisions or conditions set forth in the letter have been complied with; and
        (d) if applicable, you have given us the required number of days notice for a drawing under a Credit.

1.18 Notices. We may give you any notice in person or by telephone, or by letter that is sent either by fax or by mail.


ARTICLE 2 - BUSINESS IMPROVEMENT LOANS

2.1 Definitions. In this Article, the following terms have the following meanings:

"Act" means the Canada Small Business Financing Act (CSBFA), as that Act is amended or replaced from time to time.

"Application" means the application that you sign under the Act in connection with a Loan.

"BIL" means a business improvement loan made under the Act.

"Default" means any of the following events:

        (a) You do not pay, when due, any amount that you are required to pay us, or perform any of your other obligations to us, or under this Agreement, or any other agreement with CIBC.
        (b) CIBC has made demand for payment for any other amount owing to CIBC.
        (c) Any part of the security that you have given us for the BIL (the "Security") terminates for any reason.
        (d) You (i) become insolvent; (ii) make a proposal or an assignment in bankruptcy; or (iii) are declared, or someone applies to court to have you declared bankrupt.
        (e) If the business is a corporation, (i) the corporation is dissolved or proceedings are started for its einding up or liquidation; or (ii) a receiver is appointed over the corporation's assets; or (iii) the corporation goes to court to seek protection from its creditors.

"Discount Rate" means, for a prepayment calculation, the Bank of Canada Bank Rate as at the date of the calculation.

2.2 Purpose of the BIL. You acknowledge to us that (a) the purpose of the BIL is as specified in the Application, and (b) all information and supporting documents presented to us in connection with the BIL are, to the best of your knowledge, after due enquiry, accurate and complete.

2.3 Prepayment of a fixed rate BIL. You may prepay up to 10% of the original loan amount under a fixed rate BIL on the anniversary date of the first advance without fee or penalty. You may prepay any other amount, either on the same day or on any other day, so long as you pay us a prepayment fee equal to the greater of:

        - three months interest on the excess amount or the amount prepaid at the applicable interest rate, and
        - the amount by which (A) the net present value of the excess or prepaid amount for the remainder of the loan term exceeds (B) the net present value of the loan for the excess or prepaid amount if it were made on the prepayment date for the remainder of the loan term, in both cases calculated at the Discount Rate.

2.4 Default. Upon the occurrence of a Default, CIBC shall so notify you, and give you at least 10 days to remedy it, except for a failure to pay any amount when due, in which case you will have three days to remedy the Default. If you are in Default because CIBC has made demand for payment for another amount owing to CIBC, then that demand for payment will also constitute notice of Default under the BIL. If the Default is not fully remedied at the end of the notice period, the outstanding amount of the BIL will become due and payable without further notice.

2.5 SBLA Loan. If the BIL was made under the Small Business Loans Act (SBLA) and it is being renewed or negotiated, then the terms of the SBLA apply to that BIL. The BIL will become due and payable immediately and without notice if any payment of principal or interest is not paid in full when due.

ARTICLE 3 - DEFINITIONS

3.1 Definitions. In this Agreement, the following terms have the following meanings:

"Business Day" means any day (other that a Saturday or a Sunday) that the CIBC Branch/Centre is open for business.

"CIBC Branch/Centre" means the CIBC branch or banking center noted on the first page of this Agreement, as changed from time to time by agreement between the parties.

"Credit" means any credit referred to in the Letter, and if there are two or more parts to a Credit, "Credit" includes reference to each part.




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"Credit Limit" of any Credit means the amount specified in the Letter as its
Credit Limit, and if there are two or more parts to a Credit, "Credit Limit" includes reference to each such part.

"Current Assets" are cash, accounts receivable, inventory and other assets that are likely to be converted into cash, sold, exchanged or expended in the normal course of business within one year or less, excluding amounts due from related parties.

"Current Liabilities " means debts that are or will become payable within one year or one operating cycle, whichever is longer, excluding amounts due to related parties, and which will require Current Assets to pay. They usually include accounts payable, accrued expenses, deferred revenue and the current portion of long-term debt.

"Current Ratio" means the ratio of Current Assets to Current Liabilities.

"Debt to Effective Equity Ratio" means the ratio of X to Y, where X is the total of all liabilities, less all Postponed Debt, and Y is the total Shareholders' Equity, plus all Postponed Debt, less (i) amounts due from/investments in related parties and (ii) Intangibles.

"Default Interest Rate", unless otherwise defined in the Letter, means the Standard Overdraft Rate.

"Intangibles" means assets of the business that have no value in themselves but represent value. They include such things as copyright, patents and trademarks; franchises; licences; leases; research and development costs; and deferred development costs.

"Letter" means the letter agreement between you and CIBC to which this Schedule and any other Schedules are attached.

"Operating Account" means the account that you normally use for the day-to-day cash needs of your business, and may be either or both of a Canadian dollar and a U.S. dollar account.

"Postponed Debt" means any debt owed by you that has been formally postponed to CIBC.

"Prime Rate" means the variable reference rate of interest per year declared by CIBC from time to time to be its prime rate for Canadian dollar loans made by CIBC in Canada.

"Prime Rate Loan" means a Canadian dollar loan on which interest is calculated by reference to Prime Rate.

"Shareholders' Equity" means paid-in capital, retained earnings and attributed or contributed surplus.

"Standard Overdraft Rate" means the variable reference interest rate per year declared by CIBC from time to time to be its standard overdraft rate on overdrafts in Canadian or U.S. dollar accounts maintained with CIBC in Canada.


























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